UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported)   November 9, 2007

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (212) 808-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported by Finlay Enterprises, Inc. (the “Company”) on its Current Report on Form 8-K, dated November 9, 2007, that was filed with the Securities and Exchange Commission on November 13, 2007 (the “Initial Form 8-K”), on November 9, 2007, the Company’s wholly-owned subsidiary, Finlay Fine Jewelry Corporation, completed the asset purchase of the Bailey Banks & Biddle division of Zale Corporation.

This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide the unaudited pro forma financial information that was excluded from the Initial Form 8-K, as permitted by Item 9.01 of Form 8-K and to be filed no later than 71 days after the date the Initial Form 8-K was required to be filed.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of November 3, 2007 and the Unaudited Pro Forma Combined Condensed Statements of Operations of Finlay Enterprises, Inc. and the stand-alone specialty jewelry business of Bailey Banks & Biddle for the thirty-nine weeks ended November 3, 2007 and for the fiscal year ended February 3, 2007, are attached to this Current Report on Form 8-K/A and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

99.1
Unaudited Pro Forma Combined Condensed Balance Sheet as of November 3, 2007 and Unaudited Pro Forma Combined Condensed Statements of Operations of Finlay Enterprises, Inc. and the stand-alone specialty jewelry business of Bailey Banks & Biddle for the thirty-nine weeks ended November 3, 2007 and for the fiscal year ended February 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: January 25, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer